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                                                                    EXHIBIT 5.1





                                                            (512) 305-4716


                               September 29, 2000

International Isotopes Inc.
1500 Spencer Road
Denton, TX 76205

               Re: Registration of 550,000 shares of Common Stock pursuant to a Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for International Isotopes Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the `Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 550,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock") to be issued pursuant to the exercise of options (the "Options") granted or to be granted by the Company to certain key employees, directors and consultants pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan").

         We have made such inquires and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and assuming, with respect to the shares of Common Stock issued under the Options (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of the Plan, and (iv) no change occurs in applicable law or the pertinent facts, we are of the opinion that the 550,000 shares of Common Stock that may be issued and sold by the Company from time to time upon exercise of the Options, as described in the Registration Statement, will, upon issuance and delivery against payment therefor, be duly authorized and legally issued, fully paid and nonassessable.





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International Isotopes Inc.
September 29, 2000
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By so consenting, we do not thereby admit that our firm's consent is required by
Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 LOCKE LIDDELL & SAPP LLP


                                                 /s/ Locke Liddell & Sapp LLP




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